                                                                    EXHIBIT 99.1

                CLEAR CHANNEL REPORTS FIRST QUARTER 2003 RESULTS

SAN ANTONIO, TEXAS APRIL 30, 2003...Clear Channel Communications, Inc. (NYSE:
CCU) today reported results for its first quarter ended March 31, 2003.

The Company's reported revenues of $1.78 billion for the first quarter increased 5 percent over 2002 revenues of $1.70 billion. Clear Channel reported net earnings of $71 million or $0.12 per diluted share for the first quarter of 2003. This compares to net earnings before cumulative effect of change in accounting principle of $90 million or $0.15 per diluted share in 2002. The Company's first quarter 2002 net earnings included approximately $28.1 million of pre-tax gains, $0.03 per share after tax, related to the sale of a television license, extinguishment of long-term debt and the sale of a marketable security. Excluding those gains, earnings before cumulative effect of change in accounting principle would have been $73 million or $0.12 per diluted share. Considering these gains, earnings per share would be flat year-over-year.

EBITDA As Adjusted (defined as revenue less divisional operating expenses and corporate expenses and referred to as EBITDA - see reconciliation to operating income at the end of this release) increased 1.5 percent over the first quarter of 2002, to $376 million.

On a pro forma basis, first quarter 2003 revenues of $1.73 billion were flat compared with last year's revenues of $1.73 billion. Pro forma EBITDA increased 3 percent to $373 million from $364 million for 2002. Pro forma revenues, divisional operating expenses and EBITDA include adjustments to the prior period
(2002) for all acquisitions for the same time frame as actually owned in the current period (2003), include an adjustment for foreign exchange to present current period results in constant dollars, and exclude results from divestitures from both 2002 and 2003 results. See reconciliation of pro forma information at the end of this release.

By presenting EBITDA, pro forma revenues and pro forma EBITDA, Clear Channel intends to provide investors a better understanding of the core operating results and underlying trends to measure past performance as well as prospects for the future. Clear Channel evaluates operating performance based on several measures, including EBITDA, as Clear Channel believes it is an important measure of the operational strength of its businesses.

For the first quarter of 2003, cash flow from operating activities was $435.8 million, cash flow used in investing activities was $97.4 million, and cash flow used in financing activities was $159.3 million for a net increase in cash of $179.1 million. Free cash flow (defined as EBITDA, less interest expense, taxes and non-revenue producing capital expenditures - see reconciliation to cash flow from operating activities at the end of this release) increased 38% to $263 million for the first quarter of 2003. Clear Channel considers free cash flow to be an important measure of a company's ability to provide value to shareholders. By presenting free cash flow, Clear Channel intends to provide investors a better understanding of the Company's ability to pay down debt and invest in its businesses.

Lowry Mays, Chairman and Chief Executive Officer of Clear Channel said, "We delivered impressive financial results in what proved to be a challenging first quarter. Our results underscore the commitment and dedication of our employees to serve our listeners, viewers and customers with the highest quality products and services. We believe that by serving our communities and making our customers happy, we will continue to create value for shareholders. Our first quarter results demonstrate that we are succeeding in achieving this."

Mark Mays, President and Chief Operating Officer stated, "Our ability to identify opportunities for continued growth is evident in the strides made in each of our operating divisions. Our success reflects our focus on bringing the best media and entertainment products to advertisers, customers and sponsors. Looking ahead, we are seeing a gradual improvement in the economy and believe that we are in an excellent position to capitalize on this given our unique collection of assets."

OPERATING RESULTS
(IN $000S)

Below are the consolidated reported and pro forma results for the first quarter of 2003 versus 2002.

         REVENUE                                               1st Quarter
                          ---------------------------------------------------------------------------------------
                                            Reported                                    Pro forma (a)
                          ----------------------------------------       ----------------------------------------
                             2003              2002       % Change          2003             2002        % Change
                          -----------      -----------    --------       -----------      -----------    --------
        Radio             $   795,034      $   782,823         1.6%      $   795,026      $   792,214         0.4%
        Outdoor               450,528          369,165        22.0%          412,157          383,255         7.5%
        Entertainment         437,882          475,785        (8.0)%         425,616          468,556        (9.2)%
        Other                 125,418          101,405        23.7%          125,418          121,778         3.0%
        Eliminations          (29,419)         (31,191)       (5.7)%         (29,419)         (31,191)       (5.7)%
                          -----------      -----------                   -----------      -----------
        Consolidated      $ 1,779,443      $ 1,697,987         4.8%      $ 1,728,798      $ 1,734,612        (0.3)%

         EBITDA                                                1st Quarter
                          ---------------------------------------------------------------------------------------
                                            Reported                                    Pro forma (a)
                          ----------------------------------------       ----------------------------------------
                             2003              2002       % Change          2003             2002        % Change
                          -----------      -----------    --------       -----------      -----------    --------
       Radio              $   299,930      $   303,565        (1.2)%     $   300,007      $   303,557        (1.2)%
       Outdoor                 85,819           74,578        15.1%           83,690           74,955        11.7%
       Entertainment           16,746           15,006        11.6%           16,571           13,048        27.0%
       Other                   15,873           15,861         0.1%           15,873           14,881         6.7%
       Corporate              (42,779)         (38,969)        9.8%          (42,779)         (42,274)        1.2%
                          -----------      -----------                   -----------      -----------
       Consolidated       $   375,589      $   370,041         1.5%      $   373,362      $   364,167         2.5%

(a) Includes adjustments to the prior period (2002) for all acquisitions for the same time frame as actually owned in the current period (2003). Divestitures are excluded from both 2002 and 2003. The 2003 pro forma include an adjustment for foreign exchange to present results in constant dollars.

RADIO BROADCASTING

Reported revenues increased 1.6% or $12.2 million for the three months ended March 31, 2003 as compared to the same period of 2002. The increase is largely attributable to acquisitions, the largest being Ackerley in June of 2002, which included 4 radio stations.

On a reported basis, the Company's national revenue grew faster than local revenue in the first quarter of 2003 compared to the same period of 2002. Strong national revenue categories in the first quarter of 2003 were retail, telecom/utility, entertainment, auto and finance.

Reported divisional operating expenses increased $15.8 million for the three months ended March 31, 2003 as compared to the same period of 2002. The increase is primarily attributable to acquisitions, the largest being the stations acquired with Ackerley in June of 2002.

OUTDOOR ADVERTISING

Reported and pro forma revenues increased $81.4 million and $28.9 million for the three months ended March 31, 2003, respectively, as compared to the same period of 2002. The reported basis increase is partially attributable to acquisitions, the largest being Ackerley, which included 3 markets. These markets contributed approximately $15.4 million to revenue in the first quarter of 2003. Also, the devaluation of the dollar relative to the Company's international functional currencies contributed approximately $38.4 million to the reported basis revenue increase.

Domestically, Clear Channel achieved broad-based revenue increases across markets and products in the first three months of 2003 compared to the first three months of 2002 on both a reported and pro forma basis. The Company's domestic poster, bulletin and transit revenue showed positive growth, with occupancy on each up in the first three months of 2003 compared to the first three months of 2002. Rates also increased during this same time for the Company's posters and bulletins.

During the first three months of 2003 Clear Channel achieved pro forma revenue increases in international street furniture and transit revenue, offset by pro forma revenue declines in international billboards compared to the first three months of 2002. During the first quarter of 2003 the Company's inventory of international transit and billboard displays remained about the same, but its inventory of international street furniture displays increased compared to the first quarter of 2002. The United Kingdom, Italy and Australia were the Company's strongest performing international markets.

Reported and pro forma divisional operating expenses increased $70.1 million and $20.2 million, respectively, for the three months ended March 31, 2003 as compared to the same period of 2002. Ackerley contributed approximately $9.7 million in reported divisional operating expense during the first three months of 2003. Also, the devaluation of the dollar contributed approximately $36.2 million to the reported divisional operating expense increase. The remaining increase to the reported and pro forma divisional operating expense is primarily attributable to variable costs associated with the increase in revenue.

LIVE ENTERTAINMENT

Reported revenues decreased $37.9 million for the three months ended March 31, 2003 as compared to the same period of 2002 and pro forma revenues decreased $42.9 million for the three months ended March 31, 2003 as compared to the same period of 2002.

The reported and pro forma revenue declines are attributable to a decline in ticket revenues associated with the mix of events in the first quarter of 2003 as compared to the same period of 2002. During 2002, the Company promoted the Billy Joel and Elton John and Crosby, Stills, Nash and Young tours, with no revenue-generating tours of comparable size in the first quarter of 2003. Additionally, the Company had fewer theatrical tours during the three months ended March 31, 2003 as compared to the same period in 2002.

Reported and pro forma divisional operating expenses decreased $39.6 million and $46.5 million, respectively, for the three months ended March 31, 2003 as compared to the same period of 2002. The declines are partially attributable to variable expenses associated with the decrease in revenue.

FREE CASH FLOW
(IN $000S)

                                               Three Months Ended March 31
                                               ---------------------------
                                                  2003             2002
                                               ----------       ----------
EBITDA                                         $  375,589       $  370,041
Interest Expense                                 (100,952)        (110,367)
Current Tax Benefit (Expense) (1)                  17,995          (11,271)
Non-Revenue Producing Capital Expenditures        (29,749)         (57,715)
                                               ----------       ----------
  Total Free Cash Flow (1)                     $  262,883       $  190,688

(1) The 2002 free cash flow and current tax expense reflect adjustments for non-routine deferred tax items of ($17,864).

SELECTED BALANCE SHEET INFORMATION

         (In $000s)                                                    March 31,        March 31,
                                                                      ------------     ------------
                                                                          2003             2002
                                                                      ------------     ------------
Cash                                                                  $    349,242     $    181,941
Total Current Assets                                                  $  2,213,964     $  1,900,699
Net Property, Plant and Equipment                                     $  4,190,478     $  3,958,270
Total Assets                                                          $ 27,760,993     $ 26,299,731
Current Liabilities (excluding current portion of long-term debt)     $  1,657,745     $  1,474,989
Long-Term Debt (including current portion of long-term debt)          $  8,634,088     $  9,116,174
Shareholders' Equity                                                  $ 14,327,896     $ 13,059,392


CAPITAL EXPENDITURES
(IN $000S)

Capital expenditures for the first quarter were:

                                                                       March 31,        March 31,
                                                                      ------------     ------------
                                                                          2003             2002
                                                                      ------------     ------------
         Recurring                                                    $     16,823     $     22,180
         Non-recurring projects                                             12,926           35,535
         Revenue producing                                                  34,682           50,935
                                                                      ------------     ------------
             Total capital expenditures                               $     64,431     $    108,650

The Company defines recurring capital expenditures as those expenditures that are required each year. Non-recurring projects are expenditures arising primarily from the integration of newly acquired entities. Revenue producing is discretionary capital investment for new revenue streams.

LIQUIDITY AND FINANCIAL POSITION

At March 31, 2003, Clear Channel had long-term debt of:

(In $Millions)

Bank Credit Facilities                  $ 1,584.7
Public Notes                              5,985.0
Convertible Notes                           766.7
Other Debt                                  297.7
                                        ---------
         Total                          $ 8,634.1


Leverage, defined as debt (*), net of cash, divided by the trailing 12-month pro forma EBITDA (**), was 3.8x at March 31, 2003.

During the first quarter of 2003, Clear Channel issued $500 million of 4 5/8% Senior Notes due 2008 and $500 million of 5 3/4% Senior Notes due 2013. The proceeds from the issuances were used to pay down the Company's bank credit facilities and to finance the redemption of AMFM Operating, Inc.'s 8 1/8% Senior Subordinated Notes due 2007 and 8 3/4% Senior Subordinated Notes due 2007. The notes were redeemed pursuant to call provisions in their indentures.

Subsequent to quarter end, Clear Channel redeemed the 2 5/8% Senior Convertible Notes due 2003 at their maturity on April 1, 2003 and the 4 3/4% Liquid Yield Option Notes due 2018 (LYONS) on April 17, 2003. The LYONS were redeemed pursuant to call provisions in the indentures. On April 24, 2003, the Company commenced an offering of $500 million of 4 1/4% Senior Notes due 2009. Upon settlement on May 1, 2003, the Company intends to use the proceeds from this offering to pay down the Company's $1.5 billion three-year term loan. A registration statement relating to the 4 1/4% Senior Notes due 2009 has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, and any offering of the notes shall be made only by means of a prospectus.

As of May 1, 2003, Clear Channel will have approximately $2.2 billion available on its three domestic bank credit facilities. The Company currently has approximately $737 million of public debt maturing during the remainder of 2003 in addition to other indebtedness including notes and convertible notes, maturing in later years. The Company intends to utilize the existing capacity under its bank facilities and other available funds to redeem or repurchase any or all of such debt through open market purchases, privately negotiated transactions, or other means.

Footnotes:

     * As defined by Clear Channel's credit facilities, debt is long-term debt of $8,634.1 million plus letters of credit of $111.2 million; guarantees of third party debt of $98.5 million; net original issue discount/premium of $0.8 million; deferred purchase consideration of $26.4 million included in other long-term liabilities; and less fair value of interest rate swaps of $117.6 million and purchase accounting premiums of $60.3 million.

    ** As defined by Clear Channel's credit facilities, pro forma EBITDA is the trailing twelve-month EBITDA adjusted to include EBITDA of any assets acquired in the trailing twelve-month period.

BUSINESS OUTLOOK

Due to a rapidly changing advertising environment, it is currently very difficult to provide meaningful and detailed guidance for the second quarter 2003. Overall, the Company believes EBITDA will be slightly up to modestly down on both a reported and pro forma basis for the second quarter 2003. For the full year, the Company expects both reported and pro forma EBITDA growth in the mid to high single digits with resulting free cash flow growth in the mid teens.

CONFERENCE CALL

Clear Channel's first-quarter 2003 earnings conference call will be held on April 30th at 8:00 a.m. Central Time. The dial-in number is 1-800-946-0719 and the pass code is 417126. Please call 10 minutes prior to the beginning of the call to ensure that you are connected before the start of the presentation. The teleconference will also be available via a live audio cast on the Company's website, located at http://www.clearchannel.com. A replay of the call will be available at 11:00 a.m. Central Time and will be accessible for 72 hours after the conference call. The replay number is 1-888-203-1112 and the pass code 417126. The audio cast will also be archived on the Company's website and will be available beginning 24 hours after the call for a period of one week.

RECONCILIATION OF EBITDA TO OPERATING INCOME

(In $000s)                                       Three Months Ended March 31
                                                 ---------------------------
                                                    2003             2002
                                                 ----------       ----------
EBITDA                                           $  375,589       $  370,041
Less:
   Noncash compensation expense                         799            1,838
   Depreciation and amortization                    159,562          142,418
                                                 ----------       ----------
Operating income                                 $  215,228       $  225,785

RECONCILIATION OF FCF TO CASH FLOW FROM OPERATING ACTIVITIES

(In $000s)                                             Three Months Ended March 31
                                                       ---------------------------
                                                          2003             2002
                                                       ----------       ----------
Net cash provided by operating activities              $  435,842       $  449,853

Less: Changes in operating assets and liabilities         139,712          178,539
         Non-revenue producing capital expenditures        29,749           57,715
                                                                            17,864

         Non-routine deferred tax items                        --               --
         Other                                              3,498            5,047
                                                       ----------       ----------
Free cash flow                                         $  262,883       $  190,688

RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS
CONSOLIDATED

RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                   Three Months Ended March 31
                                            ------------------------------
                                                2003              2002
                                            ------------      ------------
Reported Revenue                            $  1,779,443      $  1,697,987
  Acquisitions                                        --            49,195
  Divestitures                                        (8)          (12,570)
  Foreign Exchange adjustments                   (50,637)               --
                                            ------------      ------------
Pro Forma Revenue                           $  1,728,798      $  1,734,612

Reported Divisional Operating Expenses      $  1,361,075      $  1,288,977
  Acquisitions                                        --            48,883
  Divestitures                                       (85)           (9,689)
  Foreign Exchange adjustments                   (48,333)               --
                                            ------------      ------------
Pro Forma Divisional Operating Expenses     $  1,312,657      $  1,328,171

Reported Corporate Expense                  $     42,779      $     38,969
  Acquisitions                                        --             3,305
  Divestitures                                        --                --
  Foreign Exchange adjustments                        --                --
                                            ------------      ------------
Pro Forma Corporate Expense                 $     42,779      $     42,274

Reported EBITDA                             $    375,589      $    370,041
  Acquisitions                                        --            (2,993)
  Divestitures                                        77            (2,881)
  Foreign Exchange adjustments                    (2,304)               --
                                            ------------      ------------
Pro Forma EBITDA                            $    373,362      $    364,167

RADIO
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                  Three Months Ended March 31
                                            ---------------------------
                                               2003             2002
                                            ----------       ----------
Reported Revenue                            $  795,034       $  782,823
  Acquisitions                                      --            9,487
  Divestitures                                      (8)             (96)
  Foreign Exchange adjustments                      --               --
                                            ----------       ----------
Pro Forma Revenue                            $795, 026       $  792,214

Reported Divisional Operating Expenses      $  495,104       $  479,258
  Acquisitions                                      --            9,560
  Divestitures                                     (85)            (161)
  Foreign Exchange adjustments                      --               --
                                            ----------       ----------
Pro Forma Divisional Operating Expenses     $  495,019       $  488,657

Reported EBITDA                             $  299,930       $  303,565
  Acquisitions                                      --              (73)
  Divestitures                                      77               65
  Foreign Exchange adjustments                      --               --
                                            ----------       ----------
Pro Forma EBITDA                            $  300,007       $  303,557

OUTDOOR
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                  Three Months Ended March 31
                                            ---------------------------
                                               2003             2002
                                            ----------       ----------
Reported Revenue                            $  450,528       $  369,165
  Acquisitions                                      --           15,847
  Divestitures                                      --           (1,757)
  Foreign Exchange adjustments                 (38,371)              --
                                            ----------       ----------
Pro Forma Revenue                           $  412,157       $  383,255

Reported Divisional Operating Expenses      $  364,709       $  294,587
  Acquisitions                                      --           15,576
  Divestitures                                      --           (1,863)
  Foreign Exchange adjustments                 (36,242)              --
                                            ----------       ----------
Pro Forma Divisional Operating Expenses     $  328,467       $  308,300

Reported EBITDA                             $   85,819       $   74,578
  Acquisitions                                      --              271
  Divestitures                                      --              106
  Foreign Exchange adjustments                  (2,129)              --
                                            ----------       ----------
Pro Forma EBITDA                            $   83,690       $   74,955

LIVE ENTERTAINMENT

RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                  Three Months Ended March 31
                                            ---------------------------
                                               2003             2002
                                            ----------       ----------
Reported Revenue                            $  437,882       $  475,785
  Acquisitions                                      --            2,352
  Divestitures                                      --           (9,581)
  Foreign Exchange adjustments                 (12,266)              --
                                            ----------       ----------
Pro Forma Revenue                           $  425,616       $  468,556

Reported Divisional Operating Expenses      $  421,136       $  460,779
  Acquisitions                                      --            2,394
  Divestitures                                      --           (7,665)
  Foreign Exchange adjustments                 (12,091)              --
                                            ----------       ----------
Pro Forma Divisional Operating Expenses     $  409,045       $  455,508

Reported EBITDA                             $   16,746       $   15,006
  Acquisitions                                      --              (42)
  Divestitures                                      --           (1,916)
  Foreign Exchange adjustments                    (175)              --
                                            ----------       ----------
Pro Forma EBITDA                            $   16,571       $   13,048

OTHER (INCLUDES THE TELEVISION, MEDIA REPRESENTATION AND SPORTS
REPRESENTATION BUSINESSES)
RECONCILIATION OF REPORTED BASIS TO PRO FORMA BASIS

(In $000s)                                   Three Months Ended March 31
                                             ---------------------------
                                                2003             2002
                                             ----------       ----------
Reported Revenue                             $  125,418       $  101,405
  Acquisitions                                       --           21,509
  Divestitures                                       --           (1,136)
  Foreign Exchange adjustments                       --               --
                                             ----------       ----------
Pro Forma Revenue                            $  125,418       $  121,778

Reported Divisional Operating Expenses       $  109,545       $   85,544
  Acquisitions                                       --           21,353
  Divestitures                                       --               --
  Foreign Exchange adjustments                       --               --
                                             ----------       ----------
Pro Forma Divisional Operating Expenses      $  109,545       $  106,897

Reported EBITDA                              $   15,873       $   15,861
  Acquisitions                                       --              156
  Divestitures                                       --           (1,136)
  Foreign Exchange adjustments                       --               --
                                             ----------       ----------
Pro Forma EBITDA                             $   15,873       $   14,881

ABOUT CLEAR CHANNEL WORLDWIDE

Visit our website at http://www.clearchannel.com.

Clear Channel Worldwide, headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising and entertainment industries with radio and television stations, outdoor advertising displays, and live entertainment productions and venues throughout the United States and in 65 countries around the world.

For further information contact:

Investors - Randy Palmer, Senior Vice President of Investor Relations, (210) 832-3315 or Media - Lisa Dollinger, Senior Vice President of Corporate Communications, (210) 832-3474 or visit our web-site at http://www.clearchannel.com.

THE NUMBERS CONTAINED WITHIN THIS RELEASE ARE UNAUDITED. CERTAIN STATEMENTS IN THIS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE WORDS OR PHRASES "GUIDANCE," "EXPECT," "ANTICIPATE," "ESTIMATES" AND "FORECAST" AND SIMILAR WORDS OR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. IN ADDITION, ANY STATEMENTS THAT REFER TO EXPECTATIONS OR OTHER CHARACTERIZATIONS OF FUTURE EVENTS OR CIRCUMSTANCES ARE FORWARD-LOOKING STATEMENTS. VARIOUS RISKS THAT COULD CAUSE FUTURE RESULTS TO DIFFER FROM THOSE EXPRESSED BY THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE INCLUDE, BUT ARE NOT LIMITED
TO: CHANGES IN ECONOMIC CONDITIONS IN THE U.S. AND IN OTHER COUNTRIES IN WHICH CLEAR CHANNEL CURRENTLY DOES BUSINESS (BOTH GENERAL AND RELATIVE TO THE ADVERTISING AND ENTERTAINMENT INDUSTRIES); FLUCTUATIONS IN INTEREST RATES; CHANGES IN INDUSTRY CONDITIONS; CHANGES IN OPERATING PERFORMANCE; SHIFTS IN POPULATION AND OTHER DEMOGRAPHICS; CHANGES IN THE LEVEL OF COMPETITION FOR ADVERTISING DOLLARS; FLUCTUATIONS IN OPERATING COSTS; TECHNOLOGICAL CHANGES AND INNOVATIONS; CHANGES IN LABOR CONDITIONS; CHANGES IN GOVERNMENTAL REGULATIONS AND POLICIES AND ACTIONS OF REGULATORY BODIES; FLUCTUATIONS IN EXCHANGE RATES AND CURRENCY VALUES; CHANGES IN TAX RATES; CHANGES IN CAPITAL EXPENDITURE REQUIREMENTS AND ACCESS TO CAPITAL MARKETS. OTHER KEY RISKS ARE DESCRIBED IN THE CLEAR CHANNEL COMMUNICATIONS' REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. EXCEPT AS OTHERWISE STATED IN THIS NEWS ANNOUNCEMENT, CLEAR CHANNEL COMMUNICATIONS DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                              FINANCIAL HIGHLIGHTS
               CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                                    UNAUDITED
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)


                                                                                             THREE MONTHS ENDED
                                                                                                  MARCH 31,
                                                                                        -----------------------------
                                                                                                                           %
                                                                                           2003              2002        CHANGE
                                                                                        -----------       -----------    ------
REVENUE                                                                                 $ 1,779,443       $ 1,697,987         4.8%
Divisional operating expenses                                                             1,361,075         1,288,977
                                                                                        -----------       -----------
Operating cash flow                                                                         418,368           409,010         2.3%
Corporate expenses                                                                           42,779            38,969
                                                                                        -----------       -----------
EBITDA AS ADJUSTED (1)                                                                      375,589           370,041         1.5%

Non-cash compensation expense                                                                   799             1,838
Depreciation and amortization                                                               159,562           142,418
Interest expense                                                                            100,952           110,367
Gain (loss) on sale of assets related to mergers                                                 --             3,991
Gain (loss) on marketable securities                                                          2,792             2,984
Equity in earnings (loss) of nonconsolidated affiliates                                       2,335             3,213
Other income (expense) - net                                                                      2            26,207
                                                                                        -----------       -----------
Income before income taxes and cumulative effect of a change in
   accounting principle                                                                     119,405           151,813

Income tax benefit (expense):
   Current                                                                                   17,995             6,593
   Deferred                                                                                 (66,354)          (68,077)
                                                                                        -----------       -----------

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE (FAS 142)           $    71,046       $    90,329
                                                                                        ===========       ===========

Net income before cumulative effect of a change in accounting principle per share:
   Basic:
   INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE (FAS 142)        $      0.12       $      0.15
                                                                                        ===========       ===========

   Diluted:
   INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE (FAS 142)        $      0.12       $      0.15
                                                                                        ===========       ===========


Free cash flow (2)                                                                      $   262,883       $   190,688        37.9%


Weighted Average Shares Outstanding - Diluted                                               616,517           604,158


(1) Defined as operating cash flow less corporate expenses.
(2) Defined as EBITDA as adjusted less interest expense, tax expense and non-revenue producing capital expenditures.